Exhibit 99.1

BLYTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
April 30, 2006

	Blyth		Blyth
(In thousands, except share and per share data)	as Reported	Adjustments(a)	as Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$127,202	$35,065	$162,267
Short term investments	122,100	—	122,100
Accounts receivable, less allowance for doubtful receivables	93,921	(10,305)	83,616
Inventories	227,763	(9,270)	218,493
Prepaid and other	40,808	(2,275)	38,533
Deferred income taxes	20,776	(930)	19,846
Total current assets	632,570	12,285	644,855
Property, plant and equipment, net of accumulated depreciation	209,594	(9,286)	200,308
Other assets:
Investments	3,291	—	3,291
Excess of cost over fair value of assets acquired	144,781	(17,362)	127,419
Other intangible assets, net of accumulated amortization	36,700	—	36,700
Other long-term assets	15,717	(613)	15,104
	200,489	(17,975)	182,514
Total assets	$1,042,653	$(14,976)	$1,027,677
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$22,504	$(3,657)	$18,847
Current maturities of long-term debt	509	—	509
Accounts payable	63,788	(4,151)	59,637
Accrued expenses	91,031	(5,027)	86,004
Dividends payable	9,302	—	9,302
Income taxes	5,514	821	6,335
Total current liabilities	192,648	(12,014)	180,634
Deferred income taxes	37,516	(1,225)	36,291
Long-term debt, less current maturities	335,047	—	335,047
Other liabilities	28,379	(2,099)	26,280
Commitments and contingencies	—	—	—

Total stockholders’ equity	449,063	362 (b)	449,425
Total liabilities and stockholders’ equity	$1,042,653	$(14,976)	$1,027,677

Pro forma adjustments giving effect to the disposition in the unaudited pro forma Condensed Consolidated Balance Sheet are as follows:

(a)             To reflect the disposition of the assets and liabilities of Edelman and Euro-Decor and the proceeds from the sale of these businesses.

(b)            To reflect the pro forma non-tax deductible loss on the sale of Edelman and Euro-Decor as if the transaction had occurred on April 30, 2006.

BLYTH, INC.
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
(In thousands except per share data)
(Unaudited)
Twelve Months Ended January 31, 2006

	Blyth			Blyth
_	as Reported	Adjustments (c)	Adjustments (d)	as Adjusted

Net sales	$1,573,076	$(88,044)	$(99,850)	$1,385,182
Cost of goods sold	859,810	(61,087)	(68,024)	730,699
Gross profit	713,266	(26,957)	(31,826)	654,483
Selling	455,507	(10,930)	(15,643)	428,934
Administrative	148,326	(4,337)	(10,035)	133,954
Goodwill impairment	53,261	—	—	53,261
	657,094	(15,267)	(25,678)	616,149
Operating profit	56,172	(11,690)	(6,148)	38,334

Interest expense and other	24,145	(732)	(418)	22,995
Earnings before income taxes and minority interest	32,027	(10,958)	(5,730)	15,339
Income tax expense	7,775	(3,068)	(1,260)	3,447
Earnings before minority interest	24,252	(7,890)	(4,470)	11,892
Minority interest	(605)	—	—	(605)
Net earnings	$24,857	$(7,890)	$(4,470)	$12,497

Basic:
Net earnings per common share	$0.61	$(0.19)	$(0.11)	$0.31
Weighted average number of shares outstanding	40,956	40,956	40,956	40,956

Diluted:
Net earnings per common share	$0.60	$(0.19)	$(0.11)	$0.30
Weighted average number of shares outstanding	41,176	41,176	41,176	41,176

Pro forma adjustments giving effect to the disposition in the unaudited pro forma Condensed Consolidated Statement of Earnings are as follows:

(c)             To reflect the elimination of the operational results of Kaemingk (see Current Report on Form 8-K filed by the Registrant on April 18, 2006).

(d)            To reflect the elimination of the operational results of Edelman and Euro-Decor.

BLYTH, INC.
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
(In thousands except per share data)
(Unaudited)
Three Months Ended April 30, 2006

	Blyth		Blyth
	as Reported	Adjustments (e)	as Adjusted

Net sales	$327,459	$(17,812)	$309,647
Cost of goods sold	177,469	(12,396)	165,073
Gross profit	149,990	(5,416)	144,574
Selling	105,534	(3,497)	102,037
Administrative	34,738	(2,594)	32,144
Goodwill impairment	16,655	(16,655)	—
	156,927	(22,746)	134,181
Operating profit (loss)	(6,937)	17,330	10,393

Interest expense and other	3,179	(96)	3,083
Earnings (loss) from continuing operations before income taxes and minority interest	(10,116)	17,426	7,310
Income tax expense	1,700	364	2,064
Earnings (loss) from continuing operations before minority interest	(11,816)	17,062	5,246
Minority interest	71	—	71
Earnings (loss) from continuing operations	$(11,887)	$17,062	$5,175

Basic:
Earnings (loss) from continuing operations per common share	$(0.29)	$0.42	$0.13
Weighted average number of shares outstanding	40,803	40,803	40,803

Diluted:
Earnings (loss) from continuing operations per common share	$(0.29)	$0.42	$0.13
Weighted average number of shares outstanding	40,803	40,803	41,043

Pro forma adjustments giving effect to the disposition in the unaudited pro forma Condensed Consolidated Statement of Earnings are as follows:

(e)             To reflect the elimination of the operational results of Edelman and Euro-Decor.